UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. __)
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NATIONWIDE MUTUAL FUNDS

(Name of Registrant as Specified In Its Charter)

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NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

August 22, 2025

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”).

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of J.P. Morgan Investment Management Inc. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Wellington Management Company LLP as the Fund’s subadviser. These changes became effective on July 14, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until December 31, 2025. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 855-206-1070.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide Fund (the “Fund”), a series of the Trust.

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective July 14, 2025, J.P. Morgan Investment Management Inc.  (“JP Morgan”) began serving as the subadviser to the Fund, following the termination of Wellington Management Company LLP (“Wellington”), the Fund’s previous subadviser.

JP Morgan is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. JP Morgan is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through a broker-dealer affiliated with the subadviser that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the appointment of JP Morgan, located at 383 Madison Avenue,  New York, NY 10179 as the new subadviser to the Fund. The Board approved the appointment of JP Morgan as the subadviser to the Fund on June 10, 2025. Factors considered by the Board in making its decision to approve JP Morgan as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek total return through a flexible combination of capital appreciation and current income. Wellington had subadvised the Fund since November 2017. NFA determined to replace Wellington as the Fund’s subadviser due to the Fund’s underperformance relative to its benchmark and industry peers. In replacing Wellington, NFA closely evaluated potential candidates, conducting both quantitative and qualitative reviews of each, considering alpha and information ratio rankings, as well as research capabilities, consistency and repeatability of the candidate’s investment philosophy and process, among other factors.

JP Morgan

NFA recommended to the Board that JP Morgan be appointed to serve as the Fund’s subadviser in place of Wellington. NFA recommended that JP Morgan be appointed based on an analysis of its management team, investment process, risk management, compliance program and operational capabilities. NFA placed particular emphasis on the strong performance of JP Morgan’s US Large Cap Leaders strategy, which has outperformed the S&P 500 Index and industry peers on a consistent basis.

As subadvised by JP Morgan, the Fund invests under normal circumstances in a portfolio of equity securities, primarily common stocks of large-capitalization U.S. companies. The Fund makes market capitalization determinations with respect to a security at the time it purchases such security. Some of the companies in which the Fund invests may be located outside of the United States.

JP Morgan uses a fundamental research-driven approach that focuses on identifying attractively valued stocks with earnings growth potential within each sector. It seeks to outperform the S&P 500 Index with similar portfolio volatility through a bottom-up stock selection process that invests in companies with robust business models, strong management teams and sustainable earnings. JP Morgan believes that strong investment results can be consistently achieved through bottom-up stock selection with minimal exposure to risks associated with market timing or factor bets, with stock selection at the heart of its process. JP Morgan believes that a company’s stock price should reflect the present value of its long-term future cash flows. By looking beyond any near-term issues and understanding the long-term “normalized” earnings power of a company, JP Morgan seeks to take advantage of temporary mispricings of stocks.

The Fund is managed by Susan Bao, CFA, Andrew Stern, CFA, and Timothy Woodhouse, CFA, who are jointly responsible for the day-to-day portfolio management of the Fund.

Ms. Bao is a Managing Director and a Portfolio Manager at JP Morgan, which she joined in 1997.

Mr. Stern is an Executive Director and a Generalist Analyst at JP Morgan, which he joined in 2008.

Mr. Woodhouse is a Managing Director and a Portfolio Manager at JP Morgan, which he joined in 2008.

Based on the foregoing considerations, NFA recommended to the Board that JP Morgan be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on June 10, 2025 (the “Meeting”), the Board, including those members who are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the appointment of JP Morgan as the subadviser to the Fund pursuant to a subadvisory agreement between JP Morgan and NFA. The Board was provided with detailed materials relating to JP Morgan  in advance of the Meeting. Before approving the subadvisory agreement, the Independent Trustees met in executive session with their independent legal counsel to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by JP Morgan as the Subadviser. The Board took into account information provided to it by JP Morgan under the subadvisory agreement, including information related to JP Morgan’s investment strategy and process for the Fund. The Board also considered information provided to it regarding the experience of the investment personnel of JP Morgan who would be managing the Fund.

Investment Performance. The Board considered information concerning the past performance record of JP Morgan in managing the investment strategy it intended to use in managing the Fund’s assets.

Fee Level. The Board considered the subadvisory fee rate that NFA would pay to JP Morgan with respect to the Fund. The Board noted that although the subadvisory fee rate for JP Morgan begins at a higher rate compared to that of Wellington, through the operation of steeper reductions at each breakpoint, it results in a similar effective subadvisory fee rate based on current assets for the Fund.

Profitability; Fallout Benefits. The Board considered that there would be no impact on the expected profitability of the Fund to NFA following the implementation of the subadvisory agreement. No information was presented to the Board regarding JP Morgan’s expected profitability as a result of the subadvisory agreement.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other Nationwide Funds.

Conclusion. Based on these and other considerations, none of which were individually determinative of the outcome, and after discussion and consideration among the Trustees, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with JP Morgan, dated June 10, 2025 (the “Agreement”), was approved by the Board, all of the members being Independent Trustees, on June 10, 2025. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2027, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by JP Morgan. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to JP Morgan (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to JP Morgan and for overseeing and reviewing the performance of JP Morgan. JP Morgan is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, JP Morgan is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers JP Morgan selects and to negotiate commissions to be paid on such transactions. In doing so, JP Morgan is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, JP Morgan and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

JP Morgan is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of JP Morgan’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify JP Morgan for any liability and expenses which may be sustained by JP Morgan as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that JP Morgan establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits JP Morgan to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between JP Morgan and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT JP Morgan

JP Morgan is located at 383 Madison Avenue, New York, NY 10179. The following table sets forth the names and principal occupations of the principal executive officers of JP Morgan. The address of each person listed below is 383 Madison Avenue, New York, NY 10179.

Name	Title
George Gatch	Director/Chairman
Paul Quinsee	Director/Head of Global Equities
Andrew Powell	Director/Head of Global Client Service/Senior Business Manager
John Donohue	Director/President/CEO/Head of Global Liquidity
Joy Dowd	Director
Robert Michele	Director/Head of Global Fixed Income, Currency & Commodities
Anton Pil	Director/Head of Global Alternatives
Jedediah Laskowitz	Director/Head of Global Private Markets & Customized Solutions
John Oliva	Chief Compliance Officer
Andrea Lisher	Director/Head of Americas, Client
Peter Bonanno	General Counsel, Asset Management
Benjamin Hesse	Director/Chief Financial Officer/Treasurer

JP Morgan has been registered as an investment adviser with the U.S. Securities and Exchange Commission since 1984 and is a national financial advisory firm that provides investment management services, including financial planning, portfolio management, and investment advisory services.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B. During the fiscal year ended October 31, 2024, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 10, 2024. The Investment Advisory Agreement was last approved by shareholders of the Fund on May 1, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of August 4, 2025, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of August 4, 2025, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of August 4, 2025, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking shareholders to vote on the approval of JP Morgan as subadviser to the Fund, the Trust is required to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 1-18-102, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company, which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation and Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of JP Morgan, nor do any such Officers or Trustees own securities issued by JP Morgan or have any other material direct or indirect interest in JP Morgan.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 855-206-1070.

By Order of the Board of Trustees of Nationwide Mutual Funds,

Stephen R. Rimes, Secretary

August 22, 2025

EXHIBIT A
SUBADVISORY FEES

The annual subadvisory fees payable by NFA to JP Morgan (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
Nationwide Fund	0.25% on Subadviser Assets up to $100 million; 0.20% on Subadviser Assets of $100 million and more but less than $200 million; 0.15% on Subadviser Assets of $200 million and more

A-1

EXHIBIT B
INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
Nationwide Fund
0.54% on assets up to $250 million;
0.53% on assets of $250 million and more but less than $1 billion;
0.52% on assets of $1 billion and more but less than $2 billion;
0.495% on assets of $2 billion and more but less than $5 billion; and
0.47% on assets of $5 billion and more

B-1

EXHIBIT C
INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2024. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
Nationwide Fund	$7,803,697

C-1

EXHIBIT D
OUTSTANDING SHARES

As of August 4, 2025, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
Nationwide Fund – Class A	6,187,163.743
Nationwide Fund – Class R	5,177.400
Nationwide Fund – Class R6	11,255,637.415
Nationwide Fund – Institutional Service Class	35,718,234.879

D-1

EXHIBIT E
5% SHAREHOLDERS

As of August 4, 2025, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
Nationwide Fund – Class A
PERSHING LLC JERSEY CITY, NJ 07399	1,917,013.275	30.98%
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS JERSEY CITY, NJ 07310	1,046,572.254	16.92%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS SAN FRANCISCO, CA	652,409.211	10.54%
NATIONWIDE TRUST COMPANY FSB FBO PARTICIPATING RETIREMENT PLANS COLUMBUS, OH 43218	599,047.221	9.68%
NATIONWIDE LIFE INSURANCE COMPANY NWVA COLUMBUS, OH 43218	34,967.433	0.57%

Nationwide Fund – Class R
ASCENSUS TRUST COMPANY FBO DIANE BONANNI DMD FARGO, ND 58106	3,227.623	62.34%
MID ATLANTIC TRUST COMPANY FBO FARLEY CAPITAL L.P. PITTSBURGH, PA 15222	1,604.986	31.00%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43215	344.791	6.66%

Nationwide Fund – Class R6
THE NORTHERN TRUST COMPANY FBO MANAGE FOR ME MODERATELY AGGRESSIVE FUND CHICAGO, IL 60604	10,232,445.408	90.91%
NATIONWIDE TRUST COMPANY FSB FBO PARTICIPATING RETIREMENT PLANS COLUMBUS, OH 43218	953,406.126	8.47%

Nationwide Fund – Institutional Service Class
NATIONWIDE LIFE INSURANCE COMPANY NACO COLUMBUS, OH 43218	14,893,771.089	41.70%
PERSHING LLC JERSEY CITY, NJ 07399	11,725,474.017	32.83%

E-1

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848‐0920

Nationwide Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

August 22, 2025

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Nationwide Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: Nationwide Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of J.P. Morgan Investment Management Inc. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Wellington Management Company LLP as the subadviser to the Fund. This change became effective on July 14, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All shareholders of record as of August 4, 2025 will receive this Notice. This Notice will be sent to shareholders on or about September 5, 2025. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until December 31, 2025. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 855-206-1070.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.